Exhibit (l)

                             EATON VANCE MANAGEMENT
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                                 (617) 482-8260





                                                December 10, 2001



Tax-Managed Small Company Value Portfolio
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100,000, of an interest (an "Initial Interest") in Tax-Managed Small Company Value Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes and do not intend to withdraw the Initial Interest within the next 24 months.

                                Very truly yours,

                                EATON VANCE MANAGEMENT



                                By:     /s/ William M. Steul
                                        ----------------------------
                                        William M. Steul
                                        Treasurer